UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022 (August 5, 2022)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

New Credit Facilities

In connection with the Acquisition (defined and described in Item 2.01 below), Vista Outdoor Inc. ( “Vista”) (a) refinanced its existing $450,000,000 senior secured asset-based revolving credit facility with a new $600,000,000 senior secured asset-based revolving credit facility (the “ABL Credit Facility”) under the Amended and Restated Asset-Based Revolving Credit Agreement dated as of August 5, 2022 (the “ABL Credit Agreement”), among Vista, the additional borrowers from time to time party thereto, each lender from time to time party thereto, each L/C issuer from time to time party thereto and Capital One, National Association, as administrative agent (in such capacity, the “ABL Agent”), which amends and restates that certain Asset-Based Revolving Credit Agreement dated as of March 31, 2021, among Vista, the additional borrowers from time to time party thereto, each lender from time to time party thereto, each L/C issuer from time to time party thereto and Capital One, National Association, as administrative agent, and (b) obtained a new $350,000,000 senior secured term loan facility (the “Term Loan Facility”) under the Term Loan Credit Agreement dated as of August 5, 2022 (the “Term Loan Credit Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”), among Vista, the other borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Term Agent”). As of August 5, 2022, there are approximately $290,000,000 of borrowings outstanding under the ABL Credit Facility and $350,000,000 of borrowings outstanding under the Term Loan Facility.

The ABL Credit Facility has a scheduled maturity date of March 31, 2026, subject to a customary springing maturity in respect of the Term Loan Facility and Vista’s Senior Notes due 2029. The Term Loan Facility has a scheduled maturity date of August 5, 2024. Each Credit Agreement provides for mandatory prepayments of loans outstanding thereunder under certain circumstances as described therein. Voluntary prepayments are permitted under each Credit Agreement without premium or penalty.

The ABL Credit Agreement permits Vista to utilize up to $75,000,000 of the ABL Credit Facility for the issuance of letters of credit and up to $100,000,000 for swing line loans. Vista has the option to increase the amount of the ABL Credit Facility in an aggregate amount not to exceed $150,000,000, to the extent that any one or more lenders, whether or not currently party to the ABL Credit Agreement, commits to be a lender for such amount.

Borrowings under the ABL Credit Agreement bear interest at a rate equal to either the sum of a base rate plus a margin ranging from 0.25% to 0.75% or the sum of an adjusted term SOFR plus a margin ranging from 1.25% to 1.75%, in each case, with either such margin varying according to Vista’s Average Excess Availability under the ABL Credit Facility. The initial margin under the ABL Credit Facility is 0.50% for base rate loans and 1.50% for term SOFR loans. Vista is also required to pay an unused fee in respect of unused commitments under the ABL Credit Facility, if any, at a rate of 0.175% per annum.

Borrowings under the Term Loan Credit Agreement bear interest at a rate equal to either the sum of a base rate plus a margin ranging from 2.50% to 3.00% or the sum of an adjusted term SOFR plus a margin ranging from 3.50% to 4.00%, in each case, with either such margin varying according to the Term Loan Formula Threshold under the Term Loan Credit Agreement. The initial margin under the Term Credit Agreement is 3.00% for base rate loans and 4.00% for term SOFR loans. Vista is also required to pay quarterly amortization at a rate ranging from 10% to 12.5% of the initial aggregate principal amount of the Term Loan Facility, with such amortization varying according to the Term Loan Formula Threshold. The initial rate of quarterly amortization under the Term Loan Credit Agreement is 12.5% of the initial aggregate principal amount of the Term Loan Facility.

The aggregate amount of loans permitted to be made to Vista under the ABL Credit Agreement may not exceed a line cap consisting of the lesser of (a) the aggregate amount of commitments or (b) a borrowing base consisting of the sum of specified percentages of eligible receivables, eligible inventory, the lesser of (i) certain unrestricted cash and (ii) $80,000,000, minus certain availability reserves, but subject to the excess availability covenant described below.

Substantially all domestic tangible and intangible assets of Vista and its domestic subsidiaries are pledged as collateral to secure the obligations under each of the Credit Agreements. The holders of loans and other obligations under the ABL Revolving Credit Facility have a first priority security interest in respect of accounts, receivables and cash and cash equivalents (other than any of the foregoing to the extent identified as proceeds of Term Loan Priority Collateral (as hereinafter defined)), deposit accounts, securities accounts, commodities accounts, inventory, certain tax refunds and certain insurance proceeds, along with certain related assets (collectively, “ABL Priority Collateral”) and a second priority security interest in the Term Loan Priority Collateral. The holders of loans and other obligations under the Term Loan Facility have a first priority security interest in respect of equipment, fixtures, goods (other than goods (including inventory) constituting ABL Priority Collateral), intellectual property, intercompany debt owing to Vista or its domestic subsidiaries, equity interests, certain real property, certain investment property, certain insurance proceeds and certain other assets not constituting ABL Priority Collateral (collectively, “Term Loan Priority Collateral”) and a second priority security interest in the ABL Priority Collateral.

Each Credit Agreement contains customary covenants limiting the ability of Vista and its subsidiaries to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase Vista stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, each Credit Agreement contains financial covenants requiring Vista to maintain (a) a Consolidated Leverage Ratio of less than 3.00:1.00 and (b) ABL Excess Availability of no less than the greater of (i) $57,000,000 and (ii) 10% of the ABL Line Cap. If Vista does not comply with the covenants under either Credit Agreement, the lenders under such Credit Agreement may, subject to customary cure rights, require the immediate payment of all amounts outstanding under thereunder.

Each of the Credit Agreements includes a covenant that prohibits the spin-off of any line of business of Vista or certain of its subsidiaries, including the expected separation of Vista’s Outdoor Products segment (the “Outdoor Products Separation”), and amendment of such covenant will require the consent of all lenders under the applicable Credit Agreement in order to permit the Outdoor Products Separation. Vista anticipates that each of the Credit Agreements will be repaid or refinanced in full prior to or upon the consummation of the Outdoor Products Separation.

The foregoing summary of the Credit Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the ABL Credit Agreement and Term Loan Credit Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the ABL Credit Agreement or Term Loan Credit Agreement, as applicable.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 30, 2022, Vista and Vista Outdoor Operations LLC (“Vista LLC”), a wholly-owned subsidiary of Vista, entered into a definitive Share Purchase Agreement (the “Share Purchase Agreement”) with Fox Parent Holdings, LLC (“Seller”) and Fox (Parent) Holdings, Inc. (“Fox”), pursuant to which Vista LLC agreed to purchase from Seller and Seller agreed to sell to Vista LLC all of the issued and outstanding shares of common stock of Fox (the “Acquisition”).

The Acquisition closed on August 5, 2022. At closing, Vista paid the Seller $540.0 million in cash, subject to certain customary adjustments for cash and debt, transaction expenses, and working capital, with an additional $50.0 million of contingent consideration payable to Seller and certain individuals identified in the Purchase Agreement if Fox and its subsidiaries, as a group, achieve certain Adjusted EBITDA targets during the period beginning on January 1, 2022 and ending on December 31, 2022. At closing, Vista LLC deposited a portion of the purchase price equal to $5.0 million into an escrow account to satisfy purchase price adjustments, if any. The Acquisition was funded through proceeds from the Credit Agreements.

Item 2.03 Creation of a Direct Financial Obligations or Obligations under Oﬀ-Balance Sheet Arrangements of a Registrant.

Effective August 5, 2022, Vista entered into the ABL Credit Agreement more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Effective August 5, 2022, Vista entered into the Term Loan Credit Agreement more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Vista intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

Vista intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)     Exhibits

Exhibit No.	Description
10.1
Asset-Based Revolving Credit Agreement dated as of August 5, 2022 among Vista Outdoor Inc., the additional borrowers from time to time party thereto, each lender from time to time party thereto, each L/C issuer from time to time party thereto and Capital One, National Association, as administrative agent.

10.2
Term Loan Credit Agreement dated as of August 5, 2022, among Vista Outdoor Inc., the other borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.4	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	VP, General Counsel & Corporate Secretary

Date:	August 8, 2022

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